Exhibit 23.3

福建省福州市台江区望龙二路1号国际金融中心（IFC）37层（350005）

电话：+86-591-87850803 传真：+86-591-87816904

37/F, IFC, No.1, Wanglong 2nd Avenue, Taijiang District, Fuzhou, Fujian 350005 P.R.China

Tel：+86-591-87850803 Fax：+86-591-87816904

www.allbrightlaw.com

April 24, 2024

To: Universe Pharmaceuticals INC

P.O.Box 31119, Grand Pavilion, Hibiscus Way,

802 West Bay Road, Grand Cayman,

KY1-1205, Cayman Islands

Dear Sir/Madam,

We hereby consent to the references to our firm’s name under the headings “PROSPECTUS SUMMARY- Permissions Required from PRC Authorities”, “LEGAL MATTERS” and “ENFORCEABLITY OF CIVIL LIABILITIES” in Universe Pharmaceuticals INC’s Form F-1, which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Form F-1.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours sincerely,

/s/ AllBright Law Offices (Fuzhou)
AllBright Law Offices (Fuzhou)